   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 26, 1998
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                      AMERICAN RESIDENTIAL SERVICES, INC.
             (Exact Name of Registrant as Specified in Its Charter)

       DELAWARE              POST OAK TOWER, SUITE 725         76-0484996
(State or Other Jurisdiction   5051 WESTHEIMER ROAD        (I.R.S. Employer
 of Incorporation or              HOUSTON, TEXAS             Identification No.)
     Organization)           (Address of Principal
                                  Executive Offices)
                                     77056-5604
                                     (Zip Code)
--------------------------------------------------------------------------------
1997 EMPLOYEE INCENTIVE PLAN OF AMERICAN RESIDENTIAL SERVICES, INC.
                           (Full title of the plan)
--------------------------------------------------------------------------------

                               JOHN D. HELD, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      AMERICAN RESIDENTIAL SERVICES, INC.
                           POST OAK TOWER, SUITE 725
                              5051 WESTHEIMER ROAD
                           HOUSTON, TEXAS 77056-5604
                    (Name and Address of Agent for Service)

                     Telephone Number, Including Area Code,
                             of Agent for Service:
                                 (713) 599-0100

                                    copy to:
                             JAMES L. LEADER, ESQ.
                             BAKER & BOTTS, L.L.P.
                              3000 ONE SHELL PLAZA
                           HOUSTON, TEXAS 77002-4995
                                 (713) 229-1234

                        CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                                  Proposed
   Title of                  Amount        Proposed Maximum       Maximum          Amount of
Securities to be             to be          Offering Price        Aggregate       Registration
  Registered               Registered        Per Share(1)      Offering Price(1)       Fee
-----------------------------------------------------------------------------------------------
Common Stock (par value     1,532,132         $ 9.1875          $ 14,076,463         $ 4,153
 $.001 per share)(2)
===============================================================================================

  (1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales price of the shares of Common Stock of American Residential Services, Inc. quoted on the New York Stock Exchange on January 22, 1998.

 (2)  Includes the associated preferred stock purchase rights.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

  Note: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

  This Registration Statement incorporates herein by reference the following documents, which have been filed with the Commission by American Residential Services, Inc., a Delaware corporation (the "Company") (File No. 1-11849):

     1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996;

     2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;

     3. The Company's Current Reports on Form 8-K dated March 4, 1997 and December 8, 1997;

     4. The description of the Common Stock of the Company contained in the Company's Registration Statement on Form 8-A filed June 19, 1996;

     5. The description of the Rights to Purchase Series A Junior Participating Preferred Stock of the Company contained in the Company's Registration Statement on Form 8-A filed June 27, 1996.

  Each document filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

  Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES

 Not Applicable.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

 Not Applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

Delaware General Corporation Law

  Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

  Section 145(b) of the DGCL states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  Section 145(d) of the DGCL states that any indemnification under subsections
(a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

  Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145.
Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

  Section 145(f) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 145.

  Section 145(j) of the DGCL states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Certificate of Incorporation

  The Restated Certificate of Incorporation of the Company provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the amended DGCL. Further, any repeal or modification of such provision of the Restated Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

Bylaws

  The Bylaws of the Company provide that the Company will indemnify and hold harmless any director or officer of the Company to the fullest extent permitted by applicable law, as in effect as of the date of the adoption of the Bylaws or to such greater extent as applicable law may thereafter permit, from and against all losses, liabilities, claims, damages, judgments, penalties, fines, amounts paid in settlement and expenses (including attorneys' fees) whatsoever arising out of any event or occurrence related to the fact that such person is or was a director or officer of the Company and further provide that the Company may, but is not required to, indemnify and hold harmless any employee or agent of the Company or a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise who is or was serving in such capacity at the written request of the Company; provided, however, that the Company is only required to indemnify persons serving as directors, officers, employees or agents of the Company for the expenses incurred in a proceeding if such person is a party to and is successful, on the merits or otherwise, in such proceeding, or if unsuccessful in the proceeding, but successful as to a matter in such proceeding the expenses attributable to such matter and provided further that the Company may, but is not required to, indemnify such persons who are serving as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the written request of the Company for the expenses incurred in a proceeding if such person is a party to and is successful, on the merits or otherwise, in such proceeding. The Bylaws further provide that, in the event of any threatened, or pending action, suit or proceeding in which any of the persons referred to above is a party or is involved and that may give rise to a right of indemnification under the Bylaws, following written request by such person, the Company will promptly pay to such person amounts to cover expenses reasonably incurred by such person in such proceeding in advance of its final disposition upon the receipt by the Company of (i) a written undertaking executed by or on behalf of such person providing that such person will repay the advance if it is ultimately determined that such person is not entitled to be indemnified by the Company as provided in the Bylaws and (ii) satisfactory evidence as to the amount of such expenses.

Indemnification Agreements

  The Company has entered into Indemnification Agreements with each of its directors and executive officers. The Indemnification Agreements generally are to the same effect as the Bylaw provisions described above.

Insurance

  The Company maintains liability insurance for the benefit of its directors and officers.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

 Not Applicable.

ITEM 8.    EXHIBITS

  The following documents are filed as a part of this registration statement or incorporated by reference herein:


 Exhibit
   No.                                 Description
 -------                               -----------

   4.1*  --    Restated Certificate of Incorporation of the Company (Form S-1,
               Reg. No. 333-06195, Ex. 3.1).

   4.2*  --    Bylaws of the Company (Form S-1, Reg.No. 333-06195, Ex. 3.2).

   4.3*  --    Form of Certificate representing Common Stock (Form S-1, Reg.No.
               333-06195, Ex. 4.1).

   4.4*  --    Rights Agreement between the Company and ChaseMellon Shareholder
               Services, L.L.C., including form of Rights Certificate as Exhibit
               B thereto (Form S-8, Reg. No. 333-13299, Ex. 4.4).

   4.5   --    1997 Employee Incentive Plan of American Residential Services,
               Inc.

      5  --    Opinion of John D. Held.

   23.1  --    Consent of Arthur Andersen LLP.

   23.2  --    Consent of John D. Held (included in Exhibit 5).

     24  --    Powers of Attorney (included on the signature pages hereof).

---------------

* Incorporated herein by reference as indicated.


ITEM 9.   UNDERTAKINGS

 (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

 provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and
 (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 26th day of January, 1998.

                              AMERICAN RESIDENTIAL SERVICES, INC.



                              By: /s/ Thomas N. Amonett
                                  --------------------------------------
                                  Thomas N. Amonett
                                  President and Chief Executive Officer


  Each person whose signature appears below hereby appoints Thomas N. Amonett, John D. Held and Harry O. Nicodemus, IV, and all of them, any of whom may act without the joinder of the others, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement of the same offering filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing appropriate or necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 26th day of January, 1998.

         Signature                                  Title
         ---------                                  -----


/s/ Thomas N. Amonett            President, Chief Executive Officer and Director
----------------------------       (Principal Executive Officer)
     Thomas N. Amonett



 /s/ Harry O. Nicodemus, IV      Senior Vice President, Chief Financial Officer
----------------------------         and Chief Accounting Officer
     Harry O. Nicodemus, IV


/s/ Howard S. Hoover, Jr.        Chairman of the Board
----------------------------
    Howard S. Hoover, Jr.


/s/ Gorden H. Timmons            Chief Operating Officer and Director
----------------------------
    Gorden H. Timmons

/s/ Robert J. Cruikshank         Director
----------------------------
Robert J. Cruikshank



/s/ Randall B. Hale              Director
----------------------------
Randall B. Hale



/s/ Nolan Lehmann                Director
----------------------------
Nolan Lehmann



/s/ William P. McCaughey         Director
----------------------------
William P. McCaughey



/s/ Frank N. Menditch            Senior Vice President and Director
----------------------------
Frank N. Menditch



/s/ Elliot Sokolow               Senior Vice President and Director
----------------------------
Elliot Sokolow



/s/ Don D. Sykora                Director
----------------------------
Don D. Sykora

                                 EXHIBIT INDEX



 Exhibit
   No.                                 Description
 -------                               -----------

   4.1*  --    Restated Certificate of Incorporation of the Company (Form S-1,
               Reg. No. 333-06195, Ex. 3.1).

   4.2*  --    Bylaws of the Company (Form S-1, Reg.No. 333-06195, Ex. 3.2).

   4.3*  --    Form of Certificate representing Common Stock (Form S-1, Reg.No.
               333-06195, Ex. 4.1).

   4.4*  --    Rights Agreement between the Company and ChaseMellon Shareholder
               Services, L.L.C., including form of Rights Certificate as Exhibit
               B thereto (Form S-8, Reg. No. 333-13299, Ex. 4.4).

    4.5  --    1997 Employee Incentive Plan of American Residential Services,
               Inc.

      5  --    Opinion of John D. Held

   23.1  --    Consent of Arthur Andersen LLP.

   23.2  --    Consent of John D. Held (included in Exhibit 5).

     24  --    Powers of Attorney (included on the signature pages hereof).

---------------

*    Incorporated herein by reference as indicated.